Exhibit 99.1

Press Release
Two North Broadway
Lebanon, Ohio 45036

Company Contact: Eric J. Meilstrup President and Chief Executive Officer LCNB National Bank (513) 932-1414	Investor and Media Contact: Andrew M. Berger Managing Director SM Berger & Company, Inc. (216) 464-6400
shareholderrelations@lcnb.com	andrew@smberger.com

LCNB CORP. REPORTS RECORD FINANCIAL RESULTS FOR
THE THREE AND SIX MONTHS ENDED JUNE 30, 2022
Loans, Net Increased 4.2% Year-over-Year to $1.37 Billion
Total Deposits Increased 5.2% Year-over-Year to $1.66 Billion
Credit Quality Remains Strong with Total Nonperforming Loans Declining to $0.6 Million, or 0.04% of Total Loans
Second Quarter Earnings Per Share Increased 19.5% to a Quarterly Record of $0.49 Per Diluted Share

LEBANON, Ohio--LCNB Corp. ("LCNB") (NASDAQ: LCNB) today announced financial results for the three and six months ended June 30, 2022.

Commenting on the financial results, LCNB President and Chief Executive Officer Eric Meilstrup said, “LCNB produced strong financial results during the second quarter. Second quarter basic and diluted earnings per share of $0.49 were a quarterly record and benefited from a 5.6% increase in net interest income, an $889,000 gain from the sale of other real estate owned, and our share repurchase program. Solid core profitability combined with our repurchase program also drove an improvement in second quarter return on tangible equity, which grew to 15.52% for the three months ended June 30, 2022.”

Mr. Meilstrup continued, “We believe we are well positioned to navigate the fluid business environment because of our historically strong asset quality, diversified sources of revenue, and the value of our community-oriented financial services. Supporting our commercial, retail, and wealth customers and expanding our diverse financial services to more customers and markets throughout the greater Cincinnati, Dayton, Chillicothe, and Columbus markets are important components of our growth initiatives. Our personal and business banking services, combined with our Wealth Management offerings, provide a powerful platform suite of financial products to our local communities. I am encouraged by the progress we are making attracting more customers to LCNB and growing our balance sheet.”

"We also remain committed to returning excess capital to our shareholders through our dividend policy and share buyback program. Year-to-date, we have retired approximately 8.7% of our common stock through our share repurchase program. In addition, LCNB’s year-to-date dividend payout ratio of nearly 46% and annualized dividend yield of approximately 5% reflects management and the Board’s desire to return a meaningful amount of our earnings back to our shareholders,” concluded Mr. Meilstrup.
Income Statement
Net income for the 2022 second quarter was $5,618,000, compared to $5,290,000 for the same period last year. Earnings per basic and diluted share for the 2022 second quarter were $0.49, compared to $0.41 for the same period last year. Net income for the six-month period ended June 30, 2022, was $10,141,000, compared to $10,530,000 for the same period last year. Earnings per basic and diluted share for the six-month period ended June 30, 2022, were $0.87, compared to $0.82 for the same period last year.

Net interest income for the three months ended June 30, 2022, was $15,167,000, compared to $14,369,000 for the comparable period in 2021. Net interest income for the six-month period ended June 30, 2022, increased $649,000 to $29,390,000, as compared to $28,741,000 in the same period last year. Favorably contributing to the variances for both the three- and six- month periods were overall growth in the taxable debt securities and loan portfolios and decreases in the average rates paid on deposits, aided by a shift from higher cost certificates of deposit to lower cost demand and savings products.

Non-interest income for the three months ended June 30, 2022, decreased $786,000, or by 18.2% to $3,528,000, compared to $4,314,000 for the same period last year. For the six months ended June 30, 2022, non-interest income decreased $701,000, or by 9.0% to $7,078,000, compared to $7,779,000 for the same period last year. Non-interest income for the three and six months ended June 30, 2021, included a one-time refund on the Company’s Ohio Financial Institutions Taxes, which was included in other operating income. The primary drivers for the remainder of the second quarter decrease included decreased fiduciary income, decreased gains from sales of loans, and net unrealized losses recognized on LCNB’s equity securities investment portfolio. Drivers for the remainder of the first half year-over-year decrease in non-interest income included net unrealized losses recognized on LCNB’s equity securities investment portfolio.

Non-interest expense for the three months ended June 30, 2022, was $739,000 less than the comparable period in 2021 primarily due to an $889,000 gain from the sale of other real estate owned during the 2022 second quarter, which was partially offset by a $140,000 impairment charge included in other operating expense that was associated with the sale of the Company’s Colerain Office building. For the first half ended June 30, 2022, non-interest expense increased $19,000 from the comparable period in 2021.

Capital Allocation
During the 2022 second quarter, LCNB invested $0.5 million to repurchase 33,035 shares of its outstanding stock at an average price of $15.48 per share. Year-to-date, LCNB invested $21.5 million to repurchase 1,084,723 shares of its outstanding stock at an average price of $19.87 per share. This equates to approximately 8.7% of the Company’s outstanding common stock prior to the repurchase. At June 30, 2022, LCNB had 466,965 shares remaining under its May 27, 2022, share repurchase program.

For the second quarter ended June 30, 2022, LCNB paid $0.20 per share in dividends, a 5.3% increase from $0.19 per share for the second quarter last year. Year-to-date, LCNB paid $0.40 per share in dividends, compared to $0.38 per share for the first half last year.

Balance Sheet
Total assets at June 30, 2022 increased 3.0% to a record $1.91 billion from $1.86 billion at June 30, 2021. Net loans at June 30, 2022, increased 4.2% to $1.37 billion, compared to $1.31 billion at June 30, 2021.

Total deposits at June 30, 2022 increased 5.2% to a record $1.66 billion, compared to $1.58 billion at June 30, 2021, as LCNB continues to experience year-over-year growth in both interest-bearing and non-interest-bearing accounts.

Long-term debt at June 30, 2022 was $15 million greater than at December 31, 2021 due to the restructuring of a $20 million short-term line of credit into a $15 million three year term loan and a $5 million short-term line of credit.

Asset Quality
For the 2022 second quarter, LCNB recorded a $377,000 provision for loan losses, compared to a credit of $15,000 for the 2021 second quarter. For the six months ended June 30, 2022, LCNB recorded a provision for loan losses of $426,000, compared to a credit for loan losses of $67,000 for the six months ended June 30, 2021. The $493,000 year-over-year increase in the provision for loan losses was partially due to higher year-over-year net charge-offs and additional provisioning for the increase in volume of the commercial real estate loan portfolio.

Net charge-offs for the 2022 second quarter were $74,000, compared to $12,000 for the same period last year. For the 2022 six-month period, net charge-offs were $99,000 or 0.01% of average loans, compared to $9,000 for the 2021 six-month period.

Total nonperforming loans, which includes non-accrual loans and loans past due 90 days or more and still accruing interest, decreased $2,739,000 from $3,338,000 or 0.25% of total loans at June 30, 2021, to $599,000 or 0.04% of total loans at June 30, 2022. The decrease in nonperforming loans was primarily a result of the completion of the foreclosure process on a commercial real estate loan and the reclassification of that loan to other real estate owned. Nonperforming assets to total assets was 0.03% at June 30, 2022, compared to 0.18% at June 30, 2021.

About LCNB Corp.
LCNB Corp. is a financial holding company headquartered in Lebanon, Ohio. Through its subsidiary, LCNB National Bank (the “Bank”), it serves customers and communities in Southwest and South-Central Ohio. A financial institution with a long tradition for building strong relationships with customers and communities, the Bank offers convenient banking locations in Butler, Clermont, Clinton, Fayette, Franklin, Hamilton, Montgomery, Preble, Ross, and Warren Counties, Ohio. The Bank continually strives to exceed customer expectations and provides an array of services for all personal and business banking needs including checking, savings, online banking, personal lending, business lending, agricultural lending, business support, deposit and treasury, investment services, trust and IRAs and stock purchases. LCNB Corp. common shares are traded on the NASDAQ Capital Market Exchange® under the symbol “LCNB.” Learn more about LCNB Corp. at www.lcnb.com.

Forward-Looking Statements
Certain statements made in this news release regarding LCNB’s financial condition, results of operations, plans, objectives, future performance and business, are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. These forward-looking statements are identified by the fact they are not historical facts and include words such as “anticipate”, “could”, “may”, “feel”, “expect”, “believe”, “plan”, and similar expressions. Please refer to LCNB’s Annual Report on Form 10-K for the year ended December 31, 2021, as well as its other filings with the SEC, for a more detailed discussion of risks, uncertainties and factors that could cause actual results to differ from those discussed in the forward-looking statements.

These forward-looking statements reflect management's current expectations based on all information available to management and its knowledge of LCNB’s business and operations. Additionally, LCNB’s financial condition, results of operations, plans, objectives, future performance and business are subject to risks and uncertainties that may cause actual results to differ materially. These factors include, but are not limited to:

1.the success, impact, and timing of the implementation of LCNB’s business strategies;
2.the significant risks and uncertainties for LCNB's business, results of operations and financial condition, as well as its regulatory capital and liquidity ratios and other regulatory requirements, caused by the COVID-19 pandemic, which will depend on several factors, including the scope and duration of the pandemic, its influence on financial markets, the effectiveness of LCNB's work from home arrangements and staffing levels in operational facilities, the impact of market participants on which LCNB relies, and actions taken by governmental authorities and other third parties in response to the pandemic;
3.the disruption of global, national, state, and local economies associated with the COVID-19 pandemic and the Russia/Ukraine conflict, which could affect LCNB's liquidity and capital positions, impair the ability of our borrowers to repay outstanding loans, impair collateral values, and further increase the allowance for credit losses;
4.LCNB’s ability to integrate future acquisitions may be unsuccessful, or may be more difficult, time-consuming, or costly than expected;
5.LCNB may incur increased loan charge-offs in the future;
6.LCNB may face competitive loss of customers;
7.changes in the interest rate environment, which may include continued interest rate increases, may have results on LCNB’s operations materially different from those anticipated by LCNB’s market risk management functions;
8.changes in general economic conditions and increased competition could adversely affect LCNB’s operating results;
9.changes in regulations and government policies affecting bank holding companies and their subsidiaries, including changes in monetary policies, could negatively impact LCNB’s operating results;
10.LCNB may experience difficulties growing loan and deposit balances;
11.United States trade relations with foreign countries could negatively impact the financial condition of LCNB's customers, which could adversely affect LCNB 's operating results and financial condition;
12.deterioration in the financial condition of the U.S. banking system may impact the valuations of investments LCNB has made in the securities of other financial institutions resulting in either actual losses or other than temporary impairments on such investments;
13.difficulties with technology or data security breaches, including cyberattacks, that could negatively affect LCNB's ability to conduct business and its relationships with customers, vendors, and others;
14.adverse weather events and natural disasters and global and/or national epidemics; and
15.government intervention in the U.S. financial system, including the effects of recent legislative, tax, accounting and regulatory actions and reforms, including the Coronavirus Aid, Relief, and Economic Security ("CARES") Act, the Dodd-Frank Wall Street Reform and Consumer Protection Act, the Jumpstart Our Business Startups Act, the Consumer Financial Protection Bureau, the capital ratios of Basel III as adopted by the federal banking authorities, and the Tax Cuts and Jobs Act.

Forward-looking statements made herein reflect management's expectations as of the date such statements are made. Such information is provided to assist shareholders and potential investors in understanding current and anticipated financial operations of LCNB and is included pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. LCNB undertakes no obligation to update any forward-looking statement to reflect events or circumstances that arise after the date such statements are made.